COMPANY CONTACTS

Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS THIRD QUARTER 2020 RESULTS
Significantly Improves Cash Burn Rate
Bolsters Liquidity to $434.5 Million
BETHESDA, Maryland, Thursday, November 5, 2020 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 31 premium hotels in the United States, today announced results of operations for the quarter ended September 30, 2020.

“Confronted with the disruption in travel demand caused by the COVID-19 pandemic, I want to commend the DiamondRock team for their unwavering dedication to executing our multi-prong pandemic response plan,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. “Our quarterly cash burn rate significantly outperformed our original expectations as the result of relentless efforts by our asset managers and hotel operators. While our current focus remains centered on balance sheet strength, bolstered by our recent preferred equity offering, we are also taking steps to emerge from the pandemic as an even better company. During the quarter we converted five long-term management agreements to terminable-at-will agreements, distinguishing DiamondRock with the most flexible and least management-encumbered portfolio of any full-service hotel REIT.”

Third Quarter 2020 Highlights:
•Hotel Operations: The Company initially suspended operations at 20 of its 30 previously operating hotels throughout March and early April either under governmental orders or due to lack of travel demand caused by the pandemic. The Company reopened 12 hotels during the second quarter and 5 additional hotels during the third quarter as governmental orders were modified or lifted and leisure demand began to return. The Company currently has 27 of its 30 operating hotels open.

•Net Loss: Net loss was $79.6 million and loss per diluted share was $0.40.

•Comparable Revenues: Comparable total revenues decreased 79.2% from the comparable period of 2019.

•Comparable RevPAR: RevPAR decreased 81.0% from the comparable period of 2019.

•Hotel Adjusted EBITDA: Hotel Adjusted EBITDA was ($17.4) million, a 42.8% improvement from the second quarter 2020.

•Adjusted EBITDA: Adjusted EBITDA was ($24.4) million, a decrease of $91.9 million from 2019.

•Adjusted FFO: Adjusted FFO was ($43.5) million and Adjusted FFO per diluted share was ($0.22). Adjusted FFO was negatively impacted by an income tax valuation allowance recognized in the quarter of $12.4 million, or $0.06 per diluted share.

•Preferred Stock Offering: In August and September 2020, the Company issued a total of 4.8 million shares of 8.250% Series A Cumulative Redeemable Preferred Stock for net proceeds of approximately $114.5 million.

•Liquidity: The Company's liquidity increased during the quarter by $70.6 million to $434.5 million, comprised of $110.6 million of unrestricted corporate cash, $23.9 million of unrestricted cash at its hotels and $300.0 million of capacity on the Company’s revolving credit facility.

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results exclude Frenchman's Reef & Morning Star Marriott Beach Resort for all periods presented due to the closure of the hotel. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended September 30, 2020, the Company reported the following:

	Third Quarter
	2020	2019	Change
Comparable Operating Results (1)
ADR	$201.82	$238.50	(15.4)%
Occupancy	18.6%	82.7%	(64.1)%
RevPAR	$37.55	$197.14	(81.0)%
Total RevPAR	$56.69	$272.05	(79.2)%
Revenues	$50.1 million	$240.3 million	(79.2)%
Hotel Adjusted EBITDA	($17.4) million	$73.8 million	(123.6)%
Hotel Adjusted EBITDA Margin	(34.69)%	30.69%	(6,538) basis points
Available Rooms	883,200	883,200	– rooms

Actual Operating Results
Revenues	$50.1 million	$240.3 million	(79.2)%
Net loss/income	($79.6) million	$11.6 million	($91.2) million
Loss/Earnings per diluted share	($0.40)	$0.06	($0.46)
Adjusted EBITDA	($24.4) million	$67.5 million	($91.9) million
Adjusted FFO	($43.5) million	$55.3 million	($98.8) million
Adjusted FFO per diluted share	($0.22)	$0.27	($0.49)
(1) Comparable operating results exclude Frenchman’s Reef & Morning Star Marriott Beach Resort for all periods presented and does not adjust for hotels that have suspended operations.

For the nine months ended September 30, 2020, the Company reported the following:

	Year to Date
	2020	2019	Change
Comparable Operating Results (1)
ADR	$209.23	$235.89	(11.3)%
Occupancy	28.7%	79.7%	(51.0)%
RevPAR	$60.09	$187.96	(68.0)%
Total RevPAR	$91.41	$267.43	(65.8)%
Revenues	$240.4 million	$700.6 million	(65.7)%
Hotel Adjusted EBITDA	($29.9) million	$209.2 million	(114.3)%
Hotel Adjusted EBITDA Margin	(12.44)%	29.87%	(4,231) basis points
Available Rooms	2,630,400	2,619,609	10,791 rooms

Actual Operating Results
Revenues	$240.4 million	$700.6 million	(65.7)%
Net loss/income	($187.7) million	$49.6 million	($237.3) million
Loss/Earnings per diluted share	($0.93)	$0.24	($1.17)
Adjusted EBITDA	($49.6) million	$197.8 million	($247.4) million
Adjusted FFO	($76.1) million	$162.3 million	($238.4) million
Adjusted FFO per diluted share	($0.38)	$0.80	($1.18)
(1) Comparable operating results exclude Frenchman’s Reef & Morning Star Marriott Beach Resort for all periods presented and does not adjust for hotels that have suspended operations.

Net loss for the three and nine months ended September 30, 2020 includes $7.4 million and $7.8 million, respectively, of severance costs recognized in connection with the elimination of positions at the Company’s hotels. These severance costs are excluded from Hotel Adjusted EBITDA, Adjusted EBITDA and Adjusted FFO in accordance with the Company's definition of these metrics.

Hotel Operations Update

Due to the decline in travel demand from the impact of COVID-19, the Company temporarily suspended operations at 20 of its 30 previously operating properties (which excludes Frenchman's Reef & Morning Star Marriott Beach Resort, where redevelopment has been paused) throughout March and early April. The Company resumed operations at 12 hotels by the end of the second quarter and another five hotels by the end of the third quarter as governmental orders were modified or lifted and leisure demand began to return. The Company does not expect to reopen the remaining three closed hotels in 2020, all of which are located in New York City. The Company will continue to aggressively manage costs at its hotels ensure appropriate cleanliness and safety protocols. The Company is carefully monitoring demand trends and adjusted sales strategies and staffing to respond rapidly in a changing environment.

The Company has successfully improved the cash burn rate at its hotels as a result of aggressive cost controls and increased demand. The average burn rate for the Company's hotels during the third quarter 2020 was $8.5 million per month, a 19.8% improvement over the average burn rate of $10.6 million per month in the second quarter 2020.

The following table identifies each of the Company's hotels that has suspended operations and the date of reopening, if applicable:

Property	# of Rooms	Date of Suspension	Date of Reopening
Renaissance Charleston Historic District Hotel	166	4/6/2020	5/14/2020
Orchards Inn Sedona	70	3/31/2020	5/15/2020
Courtyard Denver Downtown	177	3/20/2020	6/1/2020
JW Marriott Denver Cherry Creek	199	3/22/2020	6/1/2020
Havana Cabana Key West	106	3/23/2020	6/1/2020
Barbary Beach House Key West	184	3/23/2020	6/1/2020
The Landing Lake Tahoe Resort & Spa	82	3/23/2020	6/5/2020
The Gwen Chicago	311	3/31/2020	6/10/2020
Vail Marriott Mountain Resort	344	3/20/2020	6/12/2020
Hotel Palomar Phoenix	242	3/31/2020	6/21/2020
Cavallo Point, The Lodge at the Golden Gate	142	3/17/2020	6/24/2020
Hotel Emblem San Francisco	96	3/23/2020	6/26/2020
The Lodge at Sonoma Renaissance Resort & Spa	182	3/21/2020	7/1/2020
Hilton Burlington Lake Champlain	258	3/31/2020	7/16/2020
Hilton Boston Downtown/Faneuil Hall	403	3/23/2020	7/31/2020
Chicago Marriott Downtown Magnificent Mile	1,200	4/10/2020	9/1/2020
Westin Boston Waterfront	793	3/25/2020	9/3/2020
Courtyard New York Manhattan/Fifth Avenue	189	3/27/2020	-
Hilton Garden Inn New York Times Square Central	282	3/29/2020	-
The Lexington Hotel	725	3/29/2020	-

The following tables provide operating information for the Company’s portfolio throughout the third quarter:

	July 2020	August 2020	September 2020	Third Quarter 2020
Hotels Open and Operating the Entire Period
Number of Hotels	23	23	23	23
Occupancy	25.8%	28.1%	31.1%	28.3%
ADR	$206.98	$200.78	$210.92	$206.32
RevPAR	$53.43	$56.40	$65.54	$58.38
Total RevPAR	$76.36	$84.68	$100.89	$87.16

	July 2020	August 2020	September 2020	Third Quarter 2020
Resorts Open and Operating the Entire Period
Number of Hotels	11	11	11	11
Occupancy	39.8%	44.1%	45.1%	43.0%
ADR	$265.29	$258.48	$282.70	$268.89
RevPAR	$105.49	$114.10	$127.49	$115.57
Total RevPAR	$157.89	$176.87	$206.76	$180.22

	July 2020	August 2020	September 2020	Third Quarter 2020
Hotels Open and Operating at Any Point During the Period
Number of Hotels	25	25	27	27
Occupancy	23.5%	27.4%	25.0%	25.3%
ADR	$206.35	$197.12	$202.53	$201.82
RevPAR	$48.55	$54.09	$50.64	$51.06
Total RevPAR	$69.50	$80.19	$77.36	$75.82

Capital Expenditures

The Company invested approximately $8.1 million and $39.9 million in capital improvements at its operating hotels during the three and nine months ended September 30, 2020, respectively. Due to the COVID-19 pandemic, the Company has canceled or deferred a significant portion of the planned capital improvements at its operating hotels. The Company currently expects to invest approximately $10.0 million in the fourth quarter for a total of $50.0 million of investment in capital improvements at its operating hotels during 2020. Separately, the Company has paused the rebuild of Frenchman's Reef & Morning Star Marriott Beach Resort. The Company spent approximately $38.3 million on the rebuild of Frenchman's Reef & Morning Star Marriott Beach Resort during the nine months ended September 30, 2020.

Management and Franchise Agreement Amendments

On August 27, 2020, the Company entered into an agreement with Marriott International, Inc. modifying several franchise and management contracts. Key benefits of the agreement include: (i) the conversion of five hotels from brand-managed to franchise with new terminable-at-will management agreements with third-party hotel operators, (ii) a new franchise agreement for the Vail Marriott Mountain Resort to upbrand the resort to a Luxury Collection hotel in 2021, (iii) an option to upbrand the JW Marriott Denver Cherry Creek to a Luxury Collection hotel and (iv) an amendment to the Autograph Collection franchise agreement for The Lexington Hotel to provide a termination right in 2021 subject to a fee. The agreement results in the Company having 29 of its 31 hotels unencumbered by long-term brand management agreements.

Balance Sheet and Liquidity

As of September 30, 2020, the Company's liquidity was $434.5 million, an increase of $70.6 million during the quarter, and is comprised of $110.6 million of unrestricted corporate cash, $23.9 million of unrestricted cash at its hotels and $300.0 million of capacity on its senior unsecured credit facility. As of September 30, 2020, the Company had $1.1 billion of total debt outstanding, which consisted of $604.5 million of property-specific, non-recourse mortgage debt, $400.0 million of unsecured term loans and $100.0 million outstanding on its $400.0 million senior unsecured credit facility. The Company has no material debt maturities until 2022.

In August and September 2020, the Company completed a public offering of a total of 4.8 million shares of 8.250% Series A Cumulative Redeemable Preferred Stock with a $25.00 per share liquidation preference for net proceeds of approximately $114.5 million.

Dividends

The Company declared an inaugural dividend of $0.1776 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock to shareholders of record as of September 20, 2020. This dividend was paid on September 30, 2020 and calculated on a pro rata basis from, and including, the original issue date to, and including, September 30, 2020. In order to preserve liquidity, the Company has suspended its quarterly dividend on common stock commencing with the dividend that would have been paid in April 2020.

Guidance

Given the high level of uncertainty surrounding the COVID-19 pandemic and its effect on hotel demand, the Company previously withdrew full year 2020 guidance originally issued on February 20, 2020 and is not providing updated guidance at this time.

Earnings Call
The Company will host a conference call to discuss its second quarter results on Friday, November 6, 2020, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 2536596. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 31 premium quality hotels with over 10,000 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef & Morning Star Marriott Beach Resort. These risks include, but are not limited to: the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness and its ability to obtain covenant waivers on its credit agreements for its senior unsecured credit facility and unsecured term loans; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
ASSETS	(unaudited)
Property and equipment, net	$3,013,989	$3,026,769
Right-of-use assets	96,956	98,145
Restricted cash	31,478	57,268
Due from hotel managers	67,951	91,207
Prepaid and other assets (1)	33,194	29,853
Cash and cash equivalents	110,555	122,524
Total assets	$3,354,123	$3,425,766
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$601,715	$616,329
Unsecured term loans, net of unamortized debt issuance costs	398,443	398,770
Senior unsecured credit facility	99,985	75,000
Total debt	1,100,143	1,090,099

Deferred income related to key money, net	11,045	11,342
Unfavorable contract liabilities, net	64,564	67,422
Deferred rent	55,270	52,012
Lease liabilities	104,275	103,625
Due to hotel managers	94,473	72,445
Distributions declared and unpaid	138	25,815
Accounts payable and accrued expenses (2)	82,026	81,944
Total liabilities	1,511,934	1,504,704
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 and no shares issues and outstanding at September 30, 2020 and December 31, 2019, respectively	48	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 199,518,880 and 200,207,795 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	1,995	2,002
Additional paid-in capital	2,198,376	2,089,349
Accumulated deficit	(366,635)	(178,861)
Total stockholders’ equity	1,833,784	1,912,490
Noncontrolling interests	8,405	8,572
Total equity	1,842,189	1,921,062
Total liabilities and equity	$3,354,123	$3,425,766

(1) Includes $10.7 million of insurance receivables as of December 31, 2019, $13.6 million and $9.8 million of prepaid expenses and $19.6 million and $9.4 million of other assets as of September 30, 2020 and December 31, 2019, respectively.

(2) Includes $28.7 million of deferred tax liabilities, $18.4 million and $18.9 million of accrued property taxes, $8.9 million and $13.1 million of accrued capital expenditures and $26.0 million and $21.2 million of other accrued liabilities as of September 30, 2020 and December 31, 2019, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Rooms	$33,166	$174,113	$158,066	$492,395
Food and beverage	9,586	50,624	56,529	161,803
Other	7,315	15,542	25,846	46,374
Total revenues	50,067	240,279	240,441	700,572
Operating Expenses:
Rooms	11,792	42,840	54,588	124,581
Food and beverage	10,043	34,262	45,845	103,868
Management fees	(755)	6,088	2,644	18,745
Franchise fees	1,813	6,894	8,402	19,961
Other hotel expenses	53,196	85,157	171,759	241,955
Depreciation and amortization	28,514	29,474	87,397	87,805
Corporate expenses	7,267	6,318	19,650	20,785
Business interruption insurance income	—	—	—	(8,822)
Total operating expenses, net	111,870	211,033	390,285	608,878

Interest and other (income) expense, net	(191)	(102)	58	(510)
Interest expense	10,818	14,184	43,665	38,264
Loss on early extinguishment of debt	—	2,373	—	2,373
Total other expenses, net	10,627	16,455	43,723	40,127
(Loss) income before income taxes	(72,430)	12,791	(193,567)	51,567
Income tax (expense) benefit	(7,205)	(1,217)	5,853	(1,939)
Net (loss) income	(79,635)	11,574	(187,714)	49,628
Less: Net loss (income) attributable to noncontrolling interests	43	(45)	781	(194)
Net (loss) income attributable to the Company	(79,592)	11,529	(186,933)	49,434
Distributions to preferred stockholders	(845)	—	(845)	—
Net (loss) income attributable to common stockholders	$(80,437)	$11,529	$(187,778)	$49,434
(Loss) earnings per share:
Net (loss) income per share available to common stockholders - basic	$(0.40)	$0.06	$(0.93)	$0.24
Net (loss) income per share available to common stockholders - diluted	$(0.40)	$0.06	$(0.93)	$0.24

Weighted-average number of common shares outstanding:
Basic	200,978,327	201,448,348	200,994,434	202,218,646
Diluted	200,978,327	201,992,289	200,994,434	202,682,588

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDAre, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDAre, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDAre, FFO and Hotel EBITDA for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors and service providers in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(79,635)	$11,574	$(187,714)	$49,628
Interest expense	10,818	14,184	43,665	38,264
Income tax expense (benefit)	7,205	1,217	(5,853)	1,939
Real estate related depreciation and amortization	28,514	29,474	87,397	87,805
EBITDA/EBITDAre	(33,098)	56,449	(62,505)	177,636
Non-cash lease expense and other amortization	1,715	1,750	5,172	5,249
Professional fees and pre-opening costs related to Frenchman's Reef (1)	593	6,378	418	11,445
Hotel manager transition items (2)	(1,021)	582	(460)	1,050
Loss on early extinguishment of debt	—	2,373	—	2,373
Severance costs (3)	7,367	—	7,760	—
Adjusted EBITDA	$(24,444)	$67,532	$(49,615)	$197,753

(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef & Morning Star Marriott Beach Resort, as well as legal and professional fees and other costs incurred at Frenchman's Reef & Morning Star Marriott Beach Resort as a result of Hurricane Irma that are not covered by insurance.
(2)Three months ended September 30, 2020 consists of manager transition costs of $0.4 million related to The Lodge at Sonoma Renaissance Resort & Spa, Salt Lake City Marriott Downtown at City Creek, and Renaissance Charleston Historic District Hotel, offset by $1.4 million of accelerated amortization of the unfavorable management agreement liability related to the manager transition at the Renaissance Charleston Historic District Hotel. Nine months ended September 30, 2020 consists of manager transition costs of $1.5 million related to the L'Auberge de Sedona, Orchards Inn Sedona, the Westin Boston Waterfront, The Lodge at Sonoma Renaissance Resort & Spa, Salt Lake City Marriott Downtown at City Creek, and Renaissance Charleston Historic District Hotel, offset by a downward adjustment of $0.6 million to the termination fees for the Sheraton Suites Key West franchise agreement and $1.4 million of accelerated amortization of the unfavorable management agreement liability related to the manager transition at the Renaissance Charleston Historic District Hotel.
Three months ended September 30, 2019 consist of (a) less than $0.1 million of pre-opening costs related to the reopening of the Hotel Emblem and manager transition costs related to the Westin Washington, D.C. City Center and (b) $0.6 million of manager termination fees for L'Auberge de Sedona and Orchards Inn Sedona. Nine months ended September 30, 2019 consists of (a) $0.4 million of pre-opening costs related to the reopening of the Hotel Emblem, (b) $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center and (c) $0.6 million of manager termination fees for L'Auberge de Sedona and Orchards Inn Sedona.
(3)    Three and nine months ended September 30, 2020 consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Hotel EBITDA and Hotel Adjusted EBITDA
    The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(79,635)	$11,574	$(187,714)	$49,628
Interest expense	10,818	14,184	43,665	38,264
Income tax expense (benefit)	7,205	1,217	(5,853)	1,939
Real estate related depreciation and amortization	28,514	29,474	87,397	87,805
EBITDA	(33,098)	56,449	(62,505)	177,636
Corporate expenses	7,267	6,318	19,650	20,785
Interest and other (income) expense, net	(191)	(102)	58	(510)
Loss on early extinguishment of debt	—	2,373	—	2,373
Professional fees and pre-opening costs related to Frenchman's Reef (1)	593	6,378	418	11,445
Hotel EBITDA	(25,429)	71,416	(42,379)	211,729
Non-cash lease expense and other amortization	1,715	1,750	5,172	5,249
Severance costs (3)	7,367	—	7,760	—
Hotel manager transition items (2)	(1,021)	582	(460)	1,050
Hotel Adjusted EBITDA	$(17,368)	$73,748	$(29,907)	$218,028
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef & Morning Star Marriott Beach Resort, as well as legal and professional fees and other costs incurred at Frenchman's Reef & Morning Star Marriott Beach Resort as a result of Hurricane Irma that are not covered by insurance.
(2)Three months ended September 30, 2020 consists of manager transition costs of $0.4 million related to The Lodge at Sonoma Renaissance Resort & Spa, Salt Lake City Marriott Downtown at City Creek, and Renaissance Charleston Historic District Hotel, offset by $1.4 million of accelerated amortization of the unfavorable management agreement liability related to the manager transition at the Renaissance Charleston Historic District Hotel. Nine months ended September 30, 2020 consists of manager transition costs of $1.5 million related to the L'Auberge de Sedona, Orchards Inn Sedona, the Westin Boston Waterfront, The Lodge at Sonoma Renaissance Resort & Spa, Salt Lake City Marriott Downtown at City Creek, and Renaissance Charleston Historic District Hotel, offset by a downward adjustment of $0.6 million to the termination fees for the Sheraton Suites Key West franchise agreement and $1.4 million of accelerated amortization of the unfavorable management agreement liability related to the manager transition at the Renaissance Charleston Historic District Hotel.
Three months ended September 30, 2019 consist of (a) less than $0.1 million of pre-opening costs related to the reopening of the Hotel Emblem and manager transition costs related to the Westin Washington, D.C. City Center and (b) $0.6 million of manager termination fees for L'Auberge de Sedona and Orchards Inn Sedona. Nine months ended September 30, 2019 consists of (a) $0.4 million of pre-opening costs related to the reopening of the Hotel Emblem, (b) $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center and (c) $0.6 million of manager termination fees for L'Auberge de Sedona and Orchards Inn Sedona.
(3)Three and nine months ended September 30, 2020 consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(79,635)	$11,574	$(187,714)	$49,628
Real estate related depreciation and amortization	28,514	29,474	87,397	87,805
FFO	(51,121)	41,048	(100,317)	137,433
Non-cash lease expense and other amortization	1,715	1,750	5,172	5,249
Professional fees and pre-opening costs related to Frenchman's Reef (1)	593	6,378	418	11,445
Hotel manager transition items (2)	(1,021)	582	(460)	1,050
Loss on early extinguishment of debt	—	2,373	—	2,373
Severance costs (3)	7,367	—	7,760	—
Fair value adjustments to interest rate swaps	(983)	3,143	11,329	4,790
Adjusted FFO	$(43,450)	$55,274	$(76,098)	$162,340
Adjusted FFO per diluted share	$(0.22)	$0.27	$(0.38)	$0.80
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef & Morning Star Marriott Beach Resort, as well as legal and professional fees and other costs incurred at Frenchman's Reef & Morning Star Marriott Beach Resort as a result of Hurricane Irma that are not covered by insurance.
(2)Three months ended September 30, 2020 consists of manager transition costs of $0.4 million related to The Lodge at Sonoma Renaissance Resort & Spa, Salt Lake City Marriott Downtown at City Creek, and Renaissance Charleston Historic District Hotel, offset by $1.4 million of accelerated amortization of the unfavorable management agreement liability related to the manager transition at the Renaissance Charleston Historic District Hotel. Nine months ended September 30, 2020 consists of manager transition costs of $1.5 million related to the L'Auberge de Sedona, Orchards Inn Sedona, the Westin Boston Waterfront, The Lodge at Sonoma Renaissance Resort & Spa, Salt Lake City Marriott Downtown at City Creek, and Renaissance Charleston Historic District Hotel, offset by a downward adjustment of $0.6 million to the termination fees for the Sheraton Suites Key West franchise agreement and $1.4 million of accelerated amortization of the unfavorable management agreement liability related to the manager transition at the Renaissance Charleston Historic District Hotel.
Three months ended September 30, 2019 consist of (a) less than $0.1 million of pre-opening costs related to the reopening of the Hotel Emblem and manager transition costs related to the Westin Washington, D.C. City Center and (b) $0.6 million of manager termination fees for L'Auberge de Sedona and Orchards Inn Sedona. Nine months ended September 30, 2019 consists of (a) $0.4 million of pre-opening costs related to the reopening of the Hotel Emblem, (b) $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center and (c) $0.6 million of manager termination fees for L'Auberge de Sedona and Orchards Inn Sedona.
(3)Three and nine months ended September 30, 2020 consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which excludes the results for Frenchman's Reef & Morning Star Marriott Beach Resort due to the closure of the hotel (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$50,067	$240,279	$240,441	$700,572
Hotel revenues from Frenchman's Reef & Morning Star Marriott Beach Resort	—	(1)	—	—
Comparable Revenues	$50,067	$240,278	$240,441	$700,572

Hotel Adjusted EBITDA	$(17,368)	$73,748	$(29,907)	$218,028
Hotel Adjusted EBITDA from Frenchman's Reef & Morning Star Marriott Beach Resort	—	2	—	(8,798)
Comparable Hotel Adjusted EBITDA	$(17,368)	$73,750	$(29,907)	$209,230

Hotel Adjusted EBITDA Margin	(34.69)%	30.69%	(12.44)%	31.12%
Comparable Hotel Adjusted EBITDA Margin	(34.69)%	30.69%	(12.44)%	29.87%

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information. The operating information excludes Frenchman's Reef & Morning Star Marriott Beach Resort for all periods.

	Quarter 1, 2020	Quarter 2, 2020	Quarter 3, 2020
ADR	$216.42	$175.74	$201.82
Occupancy	59.1%	8.5%	18.6%
RevPAR	$127.98	$14.99	$37.55
Revenues (in thousands)	$169,995	$20,379	$50,067
Hotel Adjusted EBITDA (in thousands)	$17,819	$(30,363)	$(17,368)
Hotel Adjusted EBITDA Margin	10.48%	(148.99)%	(34.69)%
Available Rooms	873,600	873,600	883,200

	Quarter 1, 2019	Quarter 2, 2019	Quarter 3, 2019	Quarter 4, 2019	Full Year 2019
ADR	$216.38	$250.23	$238.50	$247.02	$238.63
Occupancy	73.2%	83.1%	82.7%	77.4%	79.1%
RevPAR	$158.30	$208.02	$197.14	$191.08	$188.75
Revenues (in thousands)	$202,375	$257,918	$240,279	$237,519	$938,091
Hotel Adjusted EBITDA (in thousands)	$47,127	$88,353	$73,750	$69,415	$278,645
% of full Year	16.91%	31.71%	26.47%	24.91%	100.0%
Hotel Adjusted EBITDA Margin	23.29%	34.26%	30.69%	29.23%	29.70%
Available Rooms	863,264	873,145	883,200	883,200	3,502,809

Market Capitalization as of September 30, 2020
(in thousands)
Enterprise Value

Common equity capitalization (at September 30, 2020 closing price of $5.07/share)	1,021,861
Consolidated debt (face amount)	1,104,445
Cash and cash equivalents	(110,555)
Total enterprise value	$2,015,751
Share Reconciliation

Common shares outstanding	199,519
Unvested restricted stock held by management and employees	573
Share grants under deferred compensation plan	1,458
Combined shares outstanding	201,550

Debt Summary as of September 30, 2020
(dollars in thousands)
Loan	Interest Rate as of September 30, 2020	Term	Outstanding Principal	Maturity
Salt Lake City Marriott Downtown at City Creek	LIBOR + 3.25 (1)	Variable	47,700	January 2022 (2)
Westin Washington D.C. City Center	3.99%	Fixed	58,860	January 2023
The Lodge at Sonoma Renaissance Resort & Spa	3.96%	Fixed	26,502	April 2023
Westin San Diego Downtown	3.94%	Fixed	60,668	April 2023
Courtyard New York Manhattan / Midtown East	4.40%	Fixed	79,940	August 2024
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	79,647	May 2025
JW Marriott Denver Cherry Creek	4.33%	Fixed	60,361	July 2025
Westin Boston Waterfront	4.36%	Fixed	187,839	November 2025
New Market Tax Credit loan (3)	5.17%	Fixed	2,943	December 2020
Unamortized debt issuance costs			(2,745)
Total mortgage and other debt, net of unamortized debt issuance costs			601,715

Unsecured term loan	LIBOR + 2.35% (4)	Variable	350,000	July 2024
Unsecured term loan	LIBOR + 2.35% (5)	Fixed	50,000	October 2023
Unamortized debt issuance costs			(1,557)
Unsecured term loans, net of unamortized debt issuance costs			398,443

Senior unsecured credit facility	LIBOR + 2.40% (6)	Variable	99,985	July 2023 (7)

Total debt, net of unamortized debt issuance costs			$1,100,143
Weighted-average interest rate of fixed rate debt	4.23%
Total weighted-average interest rate	3.84%
(1)LIBOR is subject to a floor of 1.0%.
(2)The loan may be extended for an additional year upon satisfaction of certain conditions.
(3)Assumed in connection with the acquisition of the Hotel Palomar Phoenix in March 2018.
(4)The Company entered into an interest rate swap agreement in July 2019 to fix LIBOR at 1.70% for $175 million of the term loan through July 2024. Effective June 9, 2020, LIBOR is subject to a floor of 0.25%.
(5)    The Company entered into an interest rate swap agreement in January 2019 to fix LIBOR at 2.41% through October 2023.
(6)    Effective June 9, 2020, LIBOR is subject to a floor of 0.25%.
(7)    May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

	Operating Statistics – July
	Number of Rooms	ADR			Occupancy			RevPAR
		July 2020	July 2019	B/(W) 2019	July 2020	July 2019	B/(W) 2019	July 2020	July 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$93.92	$162.46	(42.2)%	15.6%	73.9%	(58.3)%	$14.63	$120.04	(87.8)%
Barbary Beach House Key West	184	$222.62	$220.45	1.0%	36.0%	87.1%	(51.1)%	$80.13	$192.08	(58.3)%
Bethesda Marriott Suites	272	$110.20	$152.91	(27.9)%	15.6%	73.1%	(57.5)%	$17.24	$111.78	(84.6)%
Cavallo Point, The Lodge at the Golden Gate	142	$444.98	$486.46	(8.5)%	16.7%	63.1%	(46.4)%	$74.30	$307.10	(75.8)%
Courtyard Denver Downtown	177	$108.13	$208.67	(48.2)%	24.7%	89.3%	(64.6)%	$26.72	$186.38	(85.7)%
Courtyard New York Manhattan/Midtown East	321	$144.64	$244.62	(40.9)%	56.1%	97.2%	(41.1)%	$81.12	$237.84	(65.9)%
Havana Cabana Key West	106	$186.78	$191.71	(2.6)%	60.6%	93.0%	(32.4)%	$113.11	$178.24	(36.5)%
Hotel Emblem San Francisco	96	$136.90	$205.59	(33.4)%	11.3%	90.8%	(79.5)%	$15.46	$186.66	(91.7)%
Hotel Palomar Phoenix	242	$119.36	$131.36	(9.1)%	21.0%	67.0%	(46.0)%	$25.06	$88.08	(71.5)%
JW Marriott Denver Cherry Creek	199	$200.79	$256.67	(21.8)%	31.2%	84.6%	(53.4)%	$62.66	$217.18	(71.1)%
Kimpton Shorebreak Resort	157	$284.70	$335.66	(15.2)%	48.5%	85.5%	(37.0)%	$138.17	$286.83	(51.8)%
L'Auberge de Sedona	88	$552.85	$484.63	14.1%	68.3%	68.8%	(0.5)%	$377.35	$333.45	13.2%
Orchards Inn Sedona	70	$165.55	$186.63	(11.3)%	61.8%	75.3%	(13.5)%	$102.38	$140.53	(27.1)%
Renaissance Charleston Historic District Hotel	166	$163.95	$227.40	(27.9)%	37.1%	85.5%	(48.4)%	$60.79	$194.39	(68.7)%
Salt Lake City Marriott Downtown at City Creek	510	$119.42	$176.13	(32.2)%	10.2%	77.8%	(67.6)%	$12.18	$137.03	(91.1)%
The Gwen Hotel	311	$200.27	$270.72	(26.0)%	22.9%	90.0%	(67.1)%	$45.84	$243.63	(81.2)%
The Landing Lake Tahoe Resort & Spa	82	$519.03	$426.86	21.6%	80.3%	86.3%	(6.0)%	$416.53	$368.42	13.1%
The Lodge at Sonoma Renaissance Resort & Spa	182	$248.77	$343.50	(27.6)%	45.7%	81.3%	(35.6)%	$113.71	$279.33	(59.3)%
Vail Marriott Mountain Resort	344	$216.06	$220.87	(2.2)%	34.9%	76.3%	(41.4)%	$75.39	$168.57	(55.3)%
Westin Fort Lauderdale Beach Resort	433	$141.08	$146.19	(3.5)%	26.0%	80.2%	(54.2)%	$36.74	$117.31	(68.7)%
Westin San Diego Downtown	436	$145.28	$205.24	(29.2)%	17.2%	89.5%	(72.3)%	$24.94	$183.74	(86.4)%
Westin Washington D.C. City Center	410	$120.95	$178.39	(32.2)%	5.7%	91.1%	(85.4)%	$6.94	$162.54	(95.7)%
Worthington Renaissance Fort Worth Hotel	504	$146.84	$175.26	(16.2)%	9.2%	64.0%	(54.8)%	$13.45	$112.15	(88.0)%
Total Open for Entire Period - 23 Hotels	5,750	$206.98	$217.88	(5.0)%	25.8%	80.9%	(55.1)%	$53.43	$176.25	(69.7)%

Total Partially Open During Period - 2 Hotels	661	$167.77	$297.78	(43.7)%	3.6%	92.6%	(89.0)%	$6.10	$275.66	(97.8)%

Total Closed for Entire Period - 5 Hotels	3,189	$—	$228.51	(100.0)%	—%	86.0%	(86.0)%	$—	$196.41	(100.0)%

Resorts - 12 Hotels	2,212	$262.78	$255.45	2.9%	36.1%	81.7%	(45.6)%	$94.88	$208.75	(54.5)%

Portfolio Total (1)	9,600	$206.29	$227.63	(9.4)%	15.7%	83.4%	(67.7)%	$32.41	$189.79	(82.9)%

(1) Amounts exclude the operating results of Frenchman's Reef & Morning Star Marriott Beach Resort for all periods presented.

	Operating Statistics – August
	Number of Rooms	ADR			Occupancy			RevPAR
		August 2020	August 2019	B/(W) 2019	August 2020	August 2019	B/(W) 2019	August 2020	August 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$94.35	$161.59	(41.6)%	12.3%	71.7%	(59.4)%	$11.63	$115.81	(90.0)%
Barbary Beach House Key West	184	$181.40	$199.25	(9.0)%	35.0%	70.4%	(35.4)%	$63.41	$140.18	(54.8)%
Bethesda Marriott Suites	272	$102.62	$149.39	(31.3)%	20.4%	66.1%	(45.7)%	$20.97	$98.72	(78.8)%
Cavallo Point, The Lodge at the Golden Gate	142	$489.25	$457.46	6.9%	26.5%	70.7%	(44.2)%	$129.48	$323.51	(60.0)%
Courtyard Denver Downtown	177	$103.06	$219.37	(53.0)%	28.7%	84.3%	(55.6)%	$29.60	$184.87	(84.0)%
Courtyard New York Manhattan/Midtown East	321	$122.13	$241.09	(49.3)%	27.9%	98.8%	(70.9)%	$34.10	$238.13	(85.7)%
Havana Cabana Key West	106	$142.09	$176.93	(19.7)%	71.9%	86.7%	(14.8)%	$102.22	$153.35	(33.3)%
Hilton Boston Downtown/Faneuil Hall	403	$136.22	$306.70	(55.6)%	17.5%	91.7%	(74.2)%	$23.84	$281.12	(91.5)%
Hilton Burlington Lake Champlain	258	$175.06	$253.47	(30.9)%	28.5%	92.7%	(64.2)%	$49.97	$235.05	(78.7)%
Hotel Emblem San Francisco	96	$142.37	$253.93	(43.9)%	14.9%	93.9%	(79.0)%	$21.14	$238.49	(91.1)%
Hotel Palomar Phoenix	242	$113.72	$124.88	(8.9)%	26.2%	75.7%	(49.5)%	$29.80	$94.52	(68.5)%
JW Marriott Denver Cherry Creek	199	$202.38	$262.08	(22.8)%	39.4%	87.1%	(47.7)%	$79.82	$228.26	(65.0)%
Kimpton Shorebreak Resort	157	$289.23	$313.84	(7.8)%	56.4%	80.6%	(24.2)%	$163.01	$252.84	(35.5)%
L'Auberge de Sedona	88	$523.87	$478.33	9.5%	80.2%	71.8%	8.4%	$419.98	$343.67	22.2%
Orchards Inn Sedona	70	$174.43	$188.47	(7.4)%	56.1%	69.5%	(13.4)%	$97.82	$130.97	(25.3)%
Renaissance Charleston Historic District Hotel	166	$172.70	$235.20	(26.6)%	38.6%	86.2%	(47.6)%	$66.72	$202.66	(67.1)%
Salt Lake City Marriott Downtown at City Creek	510	$125.39	$168.07	(25.4)%	11.5%	76.1%	(64.6)%	$14.42	$127.98	(88.7)%
The Gwen Hotel	311	$191.55	$273.02	(29.8)%	15.2%	93.1%	(77.9)%	$29.21	$254.10	(88.5)%
The Landing Lake Tahoe Resort & Spa	82	$506.70	$393.55	28.8%	85.1%	86.6%	(1.5)%	$430.95	$340.92	26.4%
The Lodge at Sonoma Renaissance Resort & Spa	182	$246.17	$349.13	(29.5)%	42.8%	80.0%	(37.2)%	$105.24	$279.45	(62.3)%
Vail Marriott Mountain Resort	344	$217.30	$225.07	(3.5)%	38.7%	70.3%	(31.6)%	$84.16	$158.16	(46.8)%
Westin Fort Lauderdale Beach Resort	433	$128.52	$134.69	(4.6)%	32.6%	68.5%	(35.9)%	$41.91	$92.26	(54.6)%
Westin San Diego Downtown	436	$140.96	$181.40	(22.3)%	24.8%	85.6%	(60.8)%	$34.91	$155.20	(77.5)%
Westin Washington D.C. City Center	410	$122.37	$145.02	(15.6)%	10.9%	92.0%	(81.1)%	$13.35	$133.35	(90.0)%
Worthington Renaissance Fort Worth Hotel	504	$131.77	$167.32	(21.2)%	20.3%	68.6%	(48.3)%	$26.76	$114.76	(76.7)%
Total Open for Entire Period - 25 Hotels	6,411	$197.12	$220.19	(10.5)%	27.4%	80.5%	(53.1)%	$54.09	$177.25	(69.5)%

Total Closed for Entire Period - 5 Hotels	3,189	$—	$230.10	(100.0)%	—%	87.7%	(87.7)%	$—	$201.78	(100.0)%

Resorts - 12 Hotels	2,212	$251.92	$256.01	(1.6)%	42.3%	76.7%	(34.4)%	$106.62	$196.45	(45.7)%

Portfolio Total (1)	9,600	$197.17	$223.67	(11.8)%	18.3%	82.9%	(64.6)%	$36.13	$185.40	(80.5)%

(1) Amounts exclude the operating results of Frenchman's Reef & Morning Star Marriott Beach Resort for all periods presented.

	Operating Statistics – September
	Number of Rooms	ADR			Occupancy			RevPAR
		September 2020	September 2019	B/(W) 2019	September 2020	September 2019	B/(W) 2019	September 2020	September 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$103.77	$167.43	(38.0)%	11.9%	73.2%	(61.3)%	$12.38	$122.49	(89.9)%
Barbary Beach House Key West	184	$176.62	$170.36	3.7%	29.7%	25.6%	4.1%	$52.51	$43.55	20.6%
Bethesda Marriott Suites	272	$101.38	$201.33	(49.6)%	21.1%	72.0%	(50.9)%	$21.38	$144.95	(85.3)%
Cavallo Point, The Lodge at the Golden Gate	142	$560.76	$465.89	20.4%	35.2%	70.6%	(35.4)%	$197.58	$328.86	(39.9)%
Chicago Marriott Downtown Magnificent Mile	1,200	$159.09	$272.68	(41.7)%	5.6%	85.5%	(79.9)%	$8.88	$233.19	(96.2)%
Courtyard Denver Downtown	177	$105.75	$228.07	(53.6)%	34.0%	84.2%	(50.2)%	$35.99	$191.99	(81.3)%
Courtyard New York Manhattan/Midtown East	321	$121.87	$315.86	(61.4)%	32.2%	96.3%	(64.1)%	$39.19	$304.15	(87.1)%
Havana Cabana Key West	106	$135.51	$135.65	(0.1)%	74.7%	77.8%	(3.1)%	$101.30	$105.49	(4.0)%
Hilton Boston Downtown/Faneuil Hall	403	$142.47	$385.01	(63.0)%	19.0%	94.2%	(75.2)%	$27.01	$362.59	(92.6)%
Hilton Burlington Lake Champlain	258	$179.05	$239.09	(25.1)%	30.6%	84.1%	(53.5)%	$54.71	$201.00	(72.8)%
Hotel Emblem San Francisco	96	$143.64	$282.77	(49.2)%	16.8%	90.2%	(73.4)%	$24.19	$255.18	(90.5)%
Hotel Palomar Phoenix	242	$120.48	$173.31	(30.5)%	39.6%	77.5%	(37.9)%	$47.74	$134.23	(64.4)%
JW Marriott Denver Cherry Creek	199	$208.25	$267.46	(22.1)%	47.9%	86.1%	(38.2)%	$99.80	$230.32	(56.7)%
Kimpton Shorebreak Resort	157	$297.92	$266.43	11.8%	55.6%	79.3%	(23.7)%	$165.79	$211.22	(21.5)%
L'Auberge de Sedona	88	$737.92	$636.01	16.0%	81.4%	74.5%	6.9%	$600.40	$473.63	26.8%
Orchards Inn Sedona	70	$254.04	$244.47	3.9%	60.5%	78.4%	(17.9)%	$153.63	$191.62	(19.8)%
Renaissance Charleston Historic District Hotel	166	$181.95	$262.76	(30.8)%	58.3%	61.4%	(3.1)%	$106.07	$161.30	(34.2)%
Salt Lake City Marriott Downtown at City Creek	510	$121.61	$194.57	(37.5)%	17.2%	74.4%	(57.2)%	$20.86	$144.76	(85.6)%
The Gwen Hotel	311	$195.31	$298.63	(34.6)%	24.3%	90.9%	(66.6)%	$47.39	$271.59	(82.6)%
The Landing Lake Tahoe Resort & Spa	82	$448.50	$307.08	46.1%	69.9%	86.3%	(16.4)%	$313.40	$265.01	18.3%
The Lodge at Sonoma Renaissance Resort & Spa	182	$249.97	$355.67	(29.7)%	42.3%	90.2%	(47.9)%	$105.80	$320.89	(67.0)%
Vail Marriott Mountain Resort	344	$223.43	$187.25	19.3%	39.2%	64.5%	(25.3)%	$87.68	$120.70	(27.4)%
Westin Fort Lauderdale Beach Resort	433	$141.06	$152.48	(7.5)%	30.0%	59.7%	(29.7)%	$42.28	$91.02	(53.5)%
Westin San Diego Downtown	436	$147.81	$191.24	(22.7)%	27.2%	82.8%	(55.6)%	$40.19	$158.33	(74.6)%
Westin Washington D.C. City Center	410	$123.46	$214.99	(42.6)%	10.3%	88.9%	(78.6)%	$12.77	$191.08	(93.3)%
Worthington Renaissance Fort Worth Hotel	504	$148.80	$189.59	(21.5)%	22.9%	76.1%	(53.2)%	$34.07	$144.20	(76.4)%
Total Open for Entire Period - 26 Hotels	7,611	$205.34	$251.10	(18.2)%	26.4%	79.1%	(52.7)%	$54.20	$198.52	(72.7)%

Total Partially Open During Period - 1 Hotel	793	$141.34	$291.30	(51.5)%	11.6%	86.7%	(75.1)%	$16.46	$252.45	(93.5)%

Total Closed for Entire Period - 3 Hotels	1,196	$—	$326.45	(100.0)%	—%	94.9%	(94.9)%	$—	$309.96	(100.0)%

Resorts - 12 Hotels	2,212	$274.19	$261.08	5.0%	43.4%	68.2%	(24.8)%	$119.00	$178.05	(33.2)%

Portfolio Total (1)	9,600	$202.53	$265.54	(23.7)%	21.9%	81.7%	(59.8)%	$44.33	$216.86	(79.6)%

(1) Amounts exclude the operating results of Frenchman's Reef & Morning Star Marriott Beach Resort for all periods presented.

	Operating Statistics – Third Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		3Q 2020	3Q 2019	B/(W) 2019	3Q 2020	3Q 2019	B/(W) 2019	3Q 2020	3Q 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$96.94	$163.80	(40.8)%	13.3%	72.9%	(59.6)%	$12.89	$119.41	(89.2)%
Barbary Beach House Key West	184	$194.90	$205.47	(5.1)%	33.6%	61.4%	(27.8)%	$65.49	$126.16	(48.1)%
Bethesda Marriott Suites	272	$104.27	$167.95	(37.9)%	19.0%	70.4%	(51.4)%	$19.85	$118.20	(83.2)%
Cavallo Point, The Lodge at the Golden Gate	142	$511.24	$469.36	8.9%	26.0%	68.1%	(42.1)%	$133.09	$319.72	(58.4)%
Courtyard Denver Downtown	177	$105.53	$218.40	(51.7)%	29.1%	85.9%	(56.8)%	$30.71	$187.70	(83.6)%
Courtyard New York Manhattan/Midtown East	321	$133.02	$266.37	(50.1)%	38.8%	97.4%	(58.6)%	$51.60	$259.56	(80.1)%
Havana Cabana Key West	106	$152.98	$170.13	(10.1)%	69.0%	85.9%	(16.9)%	$105.59	$146.13	(27.7)%
Hotel Emblem San Francisco	96	$141.40	$247.06	(42.8)%	14.3%	91.7%	(77.4)%	$20.22	$226.47	(91.1)%
Hotel Palomar Phoenix	242	$118.13	$143.55	(17.7)%	28.8%	73.4%	(44.6)%	$34.05	$105.30	(67.7)%
JW Marriott Denver Cherry Creek	199	$204.28	$262.04	(22.0)%	39.4%	85.9%	(46.5)%	$80.55	$225.20	(64.2)%
Kimpton Shorebreak Resort	157	$290.80	$306.54	(5.1)%	53.5%	81.8%	(28.3)%	$155.54	$250.72	(38.0)%
L'Auberge de Sedona	88	$606.77	$533.79	13.7%	76.5%	71.7%	4.8%	$464.45	$382.61	21.4%
Orchards Inn Sedona	70	$197.72	$207.09	(4.5)%	59.5%	74.3%	(14.8)%	$117.56	$153.97	(23.6)%
Renaissance Charleston Historic District Hotel	166	$174.20	$239.40	(27.2)%	44.5%	77.9%	(33.4)%	$77.55	$186.38	(58.4)%
Salt Lake City Marriott Downtown at City Creek	510	$122.16	$179.29	(31.9)%	12.9%	76.1%	(63.2)%	$15.76	$136.50	(88.5)%
The Gwen Hotel	311	$196.22	$280.57	(30.1)%	20.8%	91.3%	(70.5)%	$40.74	$256.27	(84.1)%
The Landing Lake Tahoe Resort & Spa	82	$494.05	$376.60	31.2%	78.5%	86.4%	(7.9)%	$387.76	$325.43	19.2%
The Lodge at Sonoma Renaissance Resort & Spa	182	$248.29	$349.59	(29.0)%	43.6%	83.8%	(40.2)%	$108.28	$292.92	(63.0)%
Vail Marriott Mountain Resort	344	$219.00	$212.25	3.2%	37.6%	70.4%	(32.8)%	$82.35	$149.45	(44.9)%
Westin Fort Lauderdale Beach Resort	433	$136.40	$144.14	(5.4)%	29.5%	69.6%	(40.1)%	$40.29	$100.29	(59.8)%
Westin San Diego Downtown	436	$144.69	$192.85	(25.0)%	23.0%	86.0%	(63.0)%	$33.27	$165.84	(79.9)%
Westin Washington D.C. City Center	410	$122.48	$178.69	(31.5)%	9.0%	90.7%	(81.7)%	$11.00	$162.01	(93.2)%
Worthington Renaissance Fort Worth Hotel	504	$141.75	$177.73	(20.2)%	17.4%	69.5%	(52.1)%	$24.66	$123.48	(80.0)%
Total Open for Entire Period - 23 Hotels	5,750	$206.32	$221.13	(6.7)%	28.3%	78.9%	(50.6)%	$58.38	$174.38	(66.5)%

Total Partially Open During Period - 4 Hotels	2,654	$155.86	$263.43	(40.8)%	6.0%	85.4%	(79.4)%	$9.35	$224.87	(95.8)%

Total Closed for Entire Period - 3 Hotels	1,196	$—	$258.16	(100.0)%	—%	94.9%	(94.9)%	$—	$245.02	(100.0)%

Resorts - 12 Hotels	2,212	$262.94	$257.29	2.2%	40.6%	75.6%	(35.0)%	$106.70	$194.59	(45.2)%

Portfolio Total (1)	9,600	$201.82	$238.50	(15.4)%	18.6%	82.7%	(64.1)%	$37.55	$197.14	(81.0)%

(1) Amounts exclude the operating results of Frenchman's Reef & Morning Star Marriott Beach Resort for all periods presented.

	Operating Statistics – Year to Date
	Number of Rooms	ADR			Occupancy			RevPAR
		YTD 2020	YTD 2019	B/(W) 2019	YTD 2020	YTD 2019	B/(W) 2019	YTD 2020	YTD 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$154.29	$166.97	(7.6)%	23.8%	72.7%	(48.9)%	$36.70	$121.42	(69.8)%
Bethesda Marriott Suites	272	$150.98	$176.98	(14.7)%	23.6%	73.0%	(49.4)%	$35.60	$129.23	(72.5)%
Courtyard New York Manhattan/Midtown East	321	$150.19	$244.82	(38.7)%	63.7%	95.6%	(31.9)%	$95.61	$234.03	(59.1)%
Kimpton Shorebreak Resort	157	$237.64	$268.57	(11.5)%	54.6%	78.7%	(24.1)%	$129.77	$211.27	(38.6)%
L'Auberge de Sedona	88	$585.16	$596.05	(1.8)%	59.1%	78.6%	(19.5)%	$345.92	$468.42	(26.2)%
Salt Lake City Marriott Downtown at City Creek	510	$158.91	$173.43	(8.4)%	22.9%	69.4%	(46.5)%	$36.39	$120.42	(69.8)%
Westin Fort Lauderdale Beach Resort	433	$224.57	$204.38	9.9%	42.8%	81.8%	(39.0)%	$96.09	$167.26	(42.6)%
Westin San Diego Downtown	436	$175.26	$194.30	(9.8)%	39.2%	82.0%	(42.8)%	$68.65	$159.39	(56.9)%
Westin Washington D.C. City Center	410	$182.86	$206.84	(11.6)%	23.6%	86.9%	(63.3)%	$43.20	$179.77	(76.0)%
Worthington Renaissance Fort Worth Hotel	504	$177.91	$186.24	(4.5)%	28.7%	75.4%	(46.7)%	$51.10	$140.50	(63.6)%
Total Open for Entire Period - 10 Hotels	3,449	$197.62	$209.05	(5.5)%	34.7%	79.2%	(44.5)%	$68.55	$165.59	(58.6)%

Total Partially Open During Period - 20 Hotels	6,151	$218.13	$250.81	(13.0)%	25.4%	79.9%	(54.5)%	$55.35	$200.52	(72.4)%

Resorts - 12 Hotels	2,212	$283.93	$272.92	4.0%	38.9%	77.0%	(38.1)%	$110.53	$210.13	(47.4)%

Portfolio Total (1)	9,600	$209.23	$235.89	(11.3)%	28.7%	79.7%	(51.0)%	$60.09	$187.96	(68.0)%
(1) Amounts exclude the operating results of Frenchman's Reef & Morning Star Marriott Beach Resort for all periods presented.

Hotel Adjusted EBITDA Reconciliation
		Third Quarter 2020
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	92	$434	$(958)	$357	$—	$—	$(601)
Barbary Beach House Key West	92	$1,586	$(924)	$669	$—	$—	$(255)
Bethesda Marriott Suites	92	$577	$(2,735)	$522	$—	$1,502	$(711)
Cavallo Point, The Lodge at the Golden Gate	92	$3,565	$(1,755)	$1,841	$—	$94	$180
Chicago Marriott Downtown Magnificent Mile	30	$615	$(8,789)	$4,155	$62	$(397)	$(4,969)
Courtyard Denver Downtown	92	$674	$(452)	$373	$—	$—	$(79)
Courtyard New York Manhattan/Fifth Avenue	—	$52	$(2,108)	$331	$—	$253	$(1,524)
Courtyard New York Manhattan/Midtown East	92	$1,551	$(2,680)	$488	$952	$—	$(1,240)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	92	$1,668	$77	$274	$—	$—	$351
Hilton Boston Downtown/Faneuil Hall	62	$1,070	$(1,840)	$1,239	$—	$—	$(601)
Hilton Burlington Lake Champlain	77	$1,135	$(680)	$627	$—	$—	$(53)
Hilton Garden Inn New York/Times Square Central	—	$55	$(2,103)	$846	$—	$—	$(1,257)
Hotel Emblem San Francisco	92	$220	$(642)	$386	$—	$—	$(256)
Hotel Palomar Phoenix	92	$1,192	$(1,298)	$672	$39	$286	$(301)
JW Marriott Denver Cherry Creek	92	$2,382	$(1,655)	$782	$679	$6	$(188)
Kimpton Shorebreak Resort	92	$3,265	$687	$411	$—	$—	$1,098
L'Auberge de Sedona	92	$5,461	$1,476	$640	$—	$—	$2,116
Orchards Inn Sedona	92	$1,046	$(16)	$80	$—	$42	$106
Renaissance Charleston Historic District Hotel	92	$1,409	$(495)	$432	$—	$(21)	$(84)
Salt Lake City Marriott Downtown at City Creek	92	$1,038	$(1,826)	$552	$538	$—	$(736)
The Gwen Hotel	92	$1,867	$(1,830)	$1,104	$—	$—	$(726)
The Landing Lake Tahoe Resort & Spa	92	$4,217	$1,730	$416	$—	$—	$2,146
The Lexington Hotel	—	$153	$(5,235)	$2,445	$6	$8	$(2,776)
The Lodge at Sonoma Renaissance Resort & Spa	92	$2,329	$(1,421)	$478	$274	$—	$(669)
Vail Marriott Mountain Resort	92	$3,851	$(601)	$1,117	$—	$—	$516
Westin Boston Waterfront	28	$877	$(7,859)	$2,593	$2,140	$(60)	$(3,186)
Westin Fort Lauderdale Beach Resort	92	$4,003	$(1,966)	$1,118	$—	$—	$(848)
Westin San Diego Downtown	92	$1,600	$(2,444)	$1,124	$621	$—	$(699)
Westin Washington D.C. City Center	92	$486	$(3,290)	$1,316	$640	$—	$(1,334)
Worthington Renaissance Fort Worth Hotel	92	$1,689	$(2,685)	$1,126	$769	$2	$(788)
Total		$50,067	$(54,317)	$28,514	$6,720	$1,715	$(17,368)
Less: Frenchman's Reef & Morning Star Marriott Beach Resort		$—	$—	$—	$—	$—	$—
Comparable Total		$50,067	$(54,317)	$28,514	$6,720	$1,715	$(17,368)

(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2019
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	$4,787	$1,123	$455	$—	$—	$1,578
Barbary Beach House Key West	$2,666	$(55)	$351	$—	$—	$296
Bethesda Marriott Suites	$3,880	$(1,078)	$471	$—	$1,514	$907
Cavallo Point, The Lodge at the Golden Gate	$10,633	$1,327	$1,828	$—	$79	$3,234
Chicago Marriott Downtown Magnificent Mile	$32,503	$6,887	$4,166	$(8)	$(397)	$10,648
Courtyard Denver Downtown	$3,344	$1,393	$298	$—	$—	$1,691
Courtyard New York Manhattan/Fifth Avenue	$4,191	$103	$449	$—	$253	$805
Courtyard New York Manhattan/Midtown East	$7,909	$570	$697	$970	$—	$2,237
Frenchman's Reef & Morning Star Marriott Beach Resort	$1	$(2)	$—	$—	$—	$(2)
Havana Cabana Key West	$1,996	$87	$260	$—	$—	$347
Hilton Boston Downtown/Faneuil Hall	$12,504	$4,271	$1,231	$—	$—	$5,502
Hilton Burlington Lake Champlain	$6,121	$2,451	$486	$—	$—	$2,937
Hilton Garden Inn New York/Times Square Central	$6,508	$944	$838	$—	$—	$1,782
Hotel Emblem San Francisco	$2,305	$399	$297	$—	$—	$696
Hotel Palomar Phoenix	$4,325	$(424)	$662	$39	$293	$570
JW Marriott Denver Cherry Creek	$5,907	$269	$746	$692	$6	$1,713
Kimpton Shorebreak Resort	$5,281	$1,808	$348	$—	$40	$2,196
L'Auberge de Sedona	$5,636	$727	$508	$—	$—	$1,235
Orchards Inn Sedona	$1,598	$(11)	$238	$—	$42	$269
Renaissance Charleston Historic District Hotel	$3,398	$642	$421	$—	$(32)	$1,031
Salt Lake City Marriott Downtown at City Creek	$8,849	$2,368	$575	$608	$—	$3,551
The Gwen Hotel	$10,771	$3,256	$1,077	$—	$—	$4,333
The Landing Lake Tahoe Resort & Spa	$4,060	$1,086	$418	$—	$—	$1,504
The Lexington Hotel	$18,337	$1,319	$3,607	$6	$8	$4,940
The Lodge at Sonoma Renaissance Resort & Spa	$7,549	$2,070	$508	$281	$—	$2,859
Vail Marriott Mountain Resort	$8,109	$1,140	$1,011	$—	$—	$2,151
Westin Boston Waterfront	$24,009	$2,413	$2,418	$2,182	$(60)	$6,953
Westin Fort Lauderdale Beach Resort	$8,131	$(949)	$1,675	$—	$—	$726
Westin San Diego Downtown	$8,654	$1,439	$1,135	$637	$—	$3,211
Westin Washington D.C. City Center	$7,829	$280	$1,310	$663	$—	$2,253
Worthington Renaissance Fort Worth Hotel	$8,488	$(132)	$990	$784	$2	$1,644
Total	$240,279	$35,721	$29,474	$6,854	$1,748	$73,748
Less: Frenchman's Reef & Morning Star Marriott Beach Resort	$(1)	$2	$—	$—	$—	$2
Comparable Total	$240,278	$35,723	$29,474	$6,854	$1,748	$73,750

(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation
		Year to Date 2020
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	274	$4,693	$(1,183)	$1,091	$—	$—	$(92)
Barbary Beach House Key West	204	$7,510	$(1,008)	$2,026	$—	$—	$1,018
Bethesda Marriott Suites	274	$3,555	$(7,790)	$1,728	$—	$4,522	$(1,540)
Cavallo Point, The Lodge at the Golden Gate	175	$11,417	$(5,762)	$5,547	$—	$281	$66
Chicago Marriott Downtown Magnificent Mile	130	$14,459	$(25,975)	$12,559	$170	$(1,192)	$(14,438)
Courtyard Denver Downtown	201	$2,338	$(1,167)	$1,092	$—	$—	$(75)
Courtyard New York Manhattan/Fifth Avenue	86	$2,377	$(5,638)	$1,111	$—	$760	$(3,767)
Courtyard New York Manhattan/Midtown East	274	$8,670	$(6,610)	$1,779	$2,875	$—	$(1,956)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	204	$4,832	$368	$799	$—	$—	$1,167
Hilton Boston Downtown/Faneuil Hall	144	$6,589	$(5,223)	$3,686	$—	$—	$(1,537)
Hilton Burlington Lake Champlain	167	$2,832	$(2,666)	$1,632	$—	$—	$(1,034)
Hilton Garden Inn New York/Times Square Central	88	$3,276	$(6,342)	$2,536	$—	$—	$(3,806)
Hotel Emblem San Francisco	179	$2,062	$(1,434)	$962	$—	$—	$(472)
Hotel Palomar Phoenix	192	$8,036	$(1,519)	$2,017	$116	$865	$1,479
JW Marriott Denver Cherry Creek	203	$6,043	$(5,200)	$2,124	$2,031	$18	$(1,027)
Kimpton Shorebreak Resort	274	$8,301	$643	$1,230	$—	$27	$1,900
L'Auberge de Sedona	274	$12,643	$963	$2,000	$—	$—	$2,963
Orchards Inn Sedona	229	$2,655	$(387)	$377	$—	$126	$116
Renaissance Charleston Historic District Hotel	236	$5,101	$(732)	$1,279	$—	$(85)	$462
Salt Lake City Marriott Downtown at City Creek	274	$8,666	$(2,524)	$1,663	$1,712	$—	$851
The Gwen Hotel	203	$6,872	$(5,790)	$3,327	$—	$—	$(2,463)
The Landing Lake Tahoe Resort & Spa	200	$6,664	$903	$1,251	$—	$—	$2,154
The Lexington Hotel	88	$8,857	$(19,230)	$9,107	$18	$24	$(10,081)
The Lodge at Sonoma Renaissance Resort & Spa	172	$5,934	$(4,159)	$1,375	$822	$—	$(1,962)
Vail Marriott Mountain Resort	190	$16,413	$472	$3,348	$—	$—	$3,820
Westin Boston Waterfront	112	$17,551	$(19,193)	$7,762	$6,405	$(180)	$(5,206)
Westin Fort Lauderdale Beach Resort	274	$23,075	$1,659	$3,263	$—	$—	$4,922
Westin San Diego Downtown	274	$11,684	$(3,383)	$3,385	$1,861	$—	$1,863
Westin Washington D.C. City Center	274	$6,022	$(8,319)	$3,958	$1,925	$—	$(2,436)
Worthington Renaissance Fort Worth Hotel	274	$11,314	$(6,490)	$3,383	$2,302	$6	$(799)
Total		$240,441	$(142,716)	$87,397	$20,237	$5,172	$(29,907)
Less: Frenchman's Reef & Morning Star Marriott Beach Resort		$—	$—	$—	$—	$—	$—
Comparable Total		$240,441	$(142,716)	$87,397	$20,237	$5,172	$(29,907)

(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2019
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	$14,959	$3,891	$1,389	$—	$—	$5,280
Barbary Beach House Key West	$12,906	$3,557	$1,033	$—	$—	$4,590
Bethesda Marriott Suites	$13,051	$(2,031)	$1,422	$—	$4,555	$3,946
Cavallo Point, The Lodge at the Golden Gate	$30,600	$2,374	$5,557	$—	$221	$8,152
Chicago Marriott Downtown Magnificent Mile	$83,224	$12,127	$12,461	$110	$(1,192)	$23,506
Courtyard Denver Downtown	$8,881	$3,407	$881	$—	$—	$4,288
Courtyard New York Manhattan/Fifth Avenue	$11,417	$(519)	$1,330	$—	$760	$1,571
Courtyard New York Manhattan/Midtown East	$21,213	$(70)	$2,077	$2,891	$—	$4,898
Frenchman's Reef & Morning Star Marriott Beach Resort	$—	$8,798	$—	$—	$—	$8,798
Havana Cabana Key West	$7,351	$2,035	$740	$—	$—	$2,775
Hilton Boston Downtown/Faneuil Hall	$32,337	$9,124	$3,708	$—	$—	$12,832
Hilton Burlington Lake Champlain	$14,031	$3,917	$1,500	$—	$—	$5,417
Hilton Garden Inn New York/Times Square Central	$18,222	$1,731	$2,509	$—	$—	$4,240
Hotel Emblem San Francisco	$5,649	$323	$868	$—	$—	$1,191
Hotel Palomar Phoenix	$18,008	$2,319	$1,991	$116	$883	$5,309
JW Marriott Denver Cherry Creek	$14,380	$(944)	$1,975	$2,062	$18	$3,111
Kimpton Shorebreak Resort	$13,704	$3,586	$1,046	$—	$121	$4,753
L'Auberge de Sedona	$19,259	$3,688	$1,525	$—	$—	$5,213
Orchards Inn Sedona	$5,890	$884	$713	$—	$126	$1,723
Renaissance Charleston Historic District Hotel	$11,566	$3,438	$1,242	$—	$(95)	$4,585
Salt Lake City Marriott Downtown at City Creek	$23,586	$5,120	$1,680	$1,818	$—	$8,618
The Gwen Hotel	$25,709	$4,030	$3,285	$—	$—	$7,315
The Landing Lake Tahoe Resort & Spa	$7,618	$294	$1,179	$—	$—	$1,473
The Lexington Hotel	$47,872	$(1,778)	$10,697	$17	$24	$8,960
The Lodge at Sonoma Renaissance Resort & Spa	$19,023	$3,234	$1,571	$840	$—	$5,645
Vail Marriott Mountain Resort	$27,989	$6,063	$3,035	$—	$—	$9,098
Westin Boston Waterfront	$70,991	$6,286	$7,266	$6,506	$(180)	$19,878
Westin Fort Lauderdale Beach Resort	$38,246	$7,223	$4,853	$—	$—	$12,076
Westin San Diego Downtown	$26,333	$4,769	$3,397	$1,901	$—	$10,067
Westin Washington D.C. City Center	$25,238	$2,075	$3,948	$1,986	$—	$8,009
Worthington Renaissance Fort Worth Hotel	$31,319	$5,597	$2,927	$2,340	$6	$10,870
Total	$700,572	$104,548	$87,805	$20,587	$5,247	$218,028
Less: Frenchman's Reef & Morning Star Marriott Beach Resort	$—	$(8,798)	$—	$—	$—	$(8,798)
Comparable Total	$700,572	$95,750	$87,805	$20,587	$5,247	$209,230

(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.